Exhibit 5.2

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020-1001

Main Tel +1 212 506 2500
Main Fax +1 212 262 1910
www.mayerbrown.com

Anna T. Pinedo
Direct Tel +1 212 506 2275
Direct Fax +1 212 849 5767
apinedo@mayerbrown.com

December 26, 2018

BioLineRx Ltd.
Modi’in Technology Park
2 HaMa’ayan Street
 Modi’in 7177871, Israel

Re:          BioLineRx Ltd. – Shelf Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special U.S. counsel to BioLineRx Ltd., a corporation organized under the laws of the State of Israel (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of up to 957,549 of the Company’s American Depositary Shares (the “ADSs”), each representing one (1) ordinary share, par value NIS 0.10 per share, of the Company (the “Ordinary Shares”). The ADSs being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act in amounts, prices, and on terms to be set forth in one or more supplements to the final prospectus (the “Prospectus”) included in the Registration Statement at the time it becomes effective.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement, substantially in the form in which it was transmitted to the Commission.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. We have also assumed that the Registration Statement will be effective under the Securities Act before any ADSs are sold pursuant thereto.

BioLineRx Ltd.
December 26, 2018
Page Two

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the ADSs are issued in accordance with the deposit agreement, dated as of July 21, 2011, among the Company, The Bank of New York Mellon, as depositary, and all owners and holders of ADSs of the Company issued thereunder, against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be duly and validly issued and will entitle the holders thereof to the rights specified therein.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof. In rendering the foregoing opinions, we have relied, for matters involving Israeli law, solely on the opinion of Yigal Arnon & Co., Tel-Aviv, Israel.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.2 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Mayer Brown LLP